Exhibit 99.1

Apollo Funds Complete Acquisitions of Emerald and Questex, Creating a Scaled, B2B Experiential

Events and Media Platform Positioned to Drive Sustained, Long-Term Growth

Announces Additional Executive Leadership Team Appointments

NEW YORK, July 14, 2026 – Apollo (NYSE: APO) today announced that Apollo-managed funds (the “Apollo Funds”) have completed the acquisitions of Emerald Holding, Inc. (NYSE: EEX) (“Emerald”) and Questex, LLC (“Questex”). The transaction brings together two highly complementary businesses to create a leading B2B experiential events and media platform with enhanced scale, expanded capabilities, and a strong foundation for growth.

As previously announced, Paul Miller has assumed the role of Chief Executive Officer of the combined company, and Hervé Sedky has transitioned to the role of senior advisor to the combined company. In addition, the combined company has made the following appointments to the executive leadership team:

•	Vince DiMaggio, named as Chief Financial Officer;

•	Issa Jouaneh, named as Chief Operating Officer;

•	Kate Spellman, named as Chief Commercial Officer;

•	Kurt Nelson, named as Chief Talent Officer; and

•	Sara Altschul, named as Chief Legal Officer and Company Secretary.

The two companies will be fully integrated over the coming months.

“This transaction combines two market leaders with iconic brands, deep customer relationships, and differentiated capabilities, to create a scaled platform positioned to accelerate organic growth, invest in innovation, and deliver even greater value for customers, employees and other stakeholders,” said Shahid Bosan, Managing Director at Apollo. “We look forward to supporting and working closely with the leadership team as they build a leading B2B events and media business.”

“Today marks an exciting milestone as we embark on a new chapter as one company,” said Mr. Miller. “By bringing together the best of Emerald and Questex, we are creating a stronger, differentiated platform with the scale, offerings, and talent to better serve our customers and partners. With Apollo’s support and a strong leadership team in place, we are well-positioned to execute against our strategy, expand our portfolio, and capitalize on the significant opportunities ahead.”

With the completion of the acquisition, Emerald’s common stock has ceased trading and will no longer be listed on the New York Stock Exchange. Emerald stockholders are receiving $5.03 per share in cash.

Advisors

Goldman Sachs & Co. LLC acted as the exclusive financial advisor and Fried, Frank, Harris, Shriver & Jacobson LLP acted as legal counsel to Emerald. Gibson, Dunn & Crutcher LLP acted as legal counsel to Questex. RBC Capital Markets and RAN Advisory acted as lead financial advisors and PJT Partners acted as financial advisor to the Apollo Funds. Akin Gump Strauss Hauer & Feld LLP acted as legal counsel to the Apollo Funds.

About Apollo

Apollo is a high-growth, global alternative asset manager. In our asset management business, we seek to provide our clients excess return at every point along the risk-reward spectrum from investment grade credit to private equity. For more than three decades, our investing expertise across our fully integrated platform has served the financial return needs of our clients and provided businesses with innovative capital solutions for growth. Through Athene, our retirement services business, we specialize in helping clients achieve financial security by providing a suite of retirement savings products and acting as a solutions provider to institutions. Our patient, creative, and knowledgeable approach to investing aligns our clients, businesses we invest in, our employees, and the communities we impact, to expand opportunity and achieve positive outcomes. As of March 31, 2026, Apollo had approximately $1.03 trillion of assets under management. To learn more, please visit www.apollo.com.

About Emerald

Emerald Holding, Inc. is a leading U.S.-based B2B event organizer, empowering businesses year-round by expanding meaningful connections, developing influential content, and delivering powerful commerce-driven solutions. As the owner and operator of a curated portfolio of B2B events spanning trade shows, conferences, B2C showcases and a scaled Executive Peer Network platform. Emerald also delivers dynamic solutions across leading industries through its robust content and e-commerce marketplace. Emerald is a trusted partner for its thousands of customers, predominantly small and medium-sized businesses, playing a pivotal role in driving ongoing commerce through streamlined buying, selling, and networking opportunities. Powered by an experienced, talented and deeply engaged team, Emerald is fostering impactful engagement and delivering unparalleled market access with a commitment to driving business growth 365 days a year. For more: http://www.emeraldx.com.

About Questex

Questex fuels exceptional business connections—where every buyer and seller interaction matters. Through live events enriched with data insights and active year-round digital communities, we deliver measurable results. It happens here.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking information may be identified by such terms as “believes”, “expects”, “will”, “may”, and other similar expressions. These statements are based on the current expectations as of the date hereof, and although they are believed to be reasonable, they are inherently uncertain and not guaranteed. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and other factors outside of Emerald’s control that may cause its business, industry, strategy, and financing activities to differ materially. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Emerald’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings for a discussion of factors that may affect Emerald’s business performance. Emerald undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise

Contacts

For Emerald

Erica Bartsch

EVP, Strategy & Communications

Erica.Bartsch@Emeraldx.com

For Questex

Kate Spellman

Chief Commercial Officer

kspellman@questex.com

For Apollo

Noah Gunn

Global Head of Investor Relations

(212) 822-0540

IR@apollo.com

Joanna Rose

Global Head of Corporate Communications

(212) 822-0491

Communications@apollo.com